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                                                                      Exhibit 21



            Subsidiaries of the Registrant

                                             Jurisdiction of
Name                                           Formation

Jupiter Communications, Inc.                  Delaware
AdRelevance, Inc.                             Washington
Media Metrix Leasing, L.L.C.                  Delaware
MMXI Holdings, Inc.                           Delaware
Internet Research Group                       California
Net Market Makers                             California
MMXI Nordic                                   Sweden
RelevantKnowledge AB                          Sweden
Netcheck AG                                   Sweden
Jupiter Communications Scandinavia AB         Sweden
Jupiter Communications Australia Pty Ltd.     Australia
Media Metrix Brasil Ltda                      Brazil
MMXI Europe BV                                Netherlands
MMXI UK Limited                               United Kingdom
MMXI Deutschland GmbH                         Germany
MMXI France Eurl                              France
MMXI Espana                                   Spain
MMXI Italia SRL                               Italy
MMXI Switzerland GmbH                         Switzerland
JMXI Latin America B.V.                       Netherlands
Media Metrix Canada Co.                       Nova Scotia
Jupiter Media Metrix Japan KK                 Japan